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                                                                    EXHIBIT 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated July 20, 1999 relating to the financial statements, which appears in the 1999 Annual Report to Shareholders of Hypercom Corporation, which is incorporated by reference in Hypercom's Annual Report on Form 10-K for the year ended June 30, 1999. We also consent to the incorporation by reference of our report dated July 20, 1999 relating to the financial statement schedules, which appears in such Annual Report on Form 10-K.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Phoenix, Arizona
August 7, 2000